AMENDMENT TO SHARE EXCHANGE AGREEMENT

THIS AMENDMENT TO THE SHARE EXCHANGE AGREEMENT (this “Amendment”) is made as of the 9th day of

July, 2004

BETWEEN:

TERRA NOSTRA TECHNOLOGY LTD., a corporation duly constituted under the laws of the State of Nevada, USA, and having an office at 2160, de la Montagne, suite 720, Montreal Quebec, H3G 2T3

(“Terra Nostra”) OF THE FIRST PART

AND:

9126-2238 QUÉBEC INC., a corporation duly constituted under the laws of the Province of Quebec and having its registered head office at 315, rue 315, rue MacDonald, suite 302, St-Jean-Sur-Richelieu (Québec), J3B 8J3

(“Québec Inc.”) OF THE SECOND PART

AND:

LOUIS NADEAU, a businessman whose address is 1241 Chemin de Sault, St-Romauld, Quebec, G6W 2N2

(“Nadeau”) OF THE THIRD PART

AND:

FINKLESTEIN CAPITAL INC., a Canadian federal corporation and having an office at 1000 de la Gauchetiere West, Suite 2400, Montreal, Quebec H3B 4W5

(“Finklestein”) OF THE FOURTH PART

AND:

PHILIPPE LAMONTAGNE, a businessman whose address is 1241 Chemin de Sault, St-Romauld, Quebec, G6W 2N2

(“Lamontagne”) OF THE FIFTH PART

AND:

MARC FOURNIER, a businessman whose address is 1241 Chemin de Sault, St-Romauld, Quebec, G6W 2N2

(“Fournier”) OF THE SIXTH PART

WHEREAS:

A.

A Share Exchange Agreement was signed as of March 30th 2004 between Terra Nostra and Québec Inc to resolve a dispute between Terra Nostra and Québec Inc.  (the “Agreement”)

B.

Considering that the Agreement could not be accomplished as contemplated, the parties thereof wish to amend the Agreement which includes the addition to the Agreement of Nadeau, Lamontagne, Fournier and Finklestein as parties.

NOW THEREFORE in consideration of the covenants, representations and warranties set forth herein and such other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Prior hereto, Québec Inc has remitted a total of 14,588,667 shares of Terra Nostra’s common stock (the “Terra Nostra Shares”), which shall be retained by Terra Nostra  in exchange for the shares of Corporation CCIP  ( the “CCIP Shares”)as detailed in schedule A, appended hereto.

2.

Prior hereto Quebec Inc. has also remit resignations of Louis Nadeau, Philippe Lamontagne and Marc Fournier which are effective as detailed in Schedule B, appended Heroto.

3.

Québec Inc. and Louis Nadeau warrant that they have the full right and authority to remit the Terra Nostra Shares.

4.

Terra Nostra has remit to Quebec inc., the Minute Book of corporation CCIP. All share certificates have been endorsed by M. Regis Bosse president of Terra Nostra.

5.

The parties acknowledge that Terra Nostra will not proceed with the spin-off of CCIP.

6.

Quebec Inc. confirms and agrees to renounce to the promissory note in the amount of thirty thousand dollars (30,000 $)  as detailed in the Share Exchange Agreement  signed on March 30th 2004.

7.

Nadeau, Fournier, Finklestein and Lamontagne guarantee all of the obligations and declarations of Quebec Inc. and Nadeau as set forth in this Amendment.

8.

Terra Nostra further agrees to renounce to the payment of an amount of 47, 176 $ CAD or 36,000 $ USD due by Corporation CCIP or its director to Terra Nostra. Therefore Terra Nostra confirms and agrees that there are no other amounts due or expected from Corporation CCIP.

9.

Terra Nostra further agrees and renounce to all amount to be requested regarding works of research and development realise by Corporation CCIP.

10.

CCIP, Nadeau, Fournier, Lamontagne and Quebec Inc. confirm and declare that they have no rights directly or indirectly on any research, work, result, grants, subsidies or tests on

11.

Beauvaria Bassiana against the Colorado Potato Beetle, also on Ephestia, Sitotroga, kuchniella, cerealella or Trichogrammes, the homologation, registration or anything that arise from any of those domains including the methodology of production and the mechanical production of Ephestia. They further declare that they will not enter to do any work or claim anything from those fields since all such intellectual property belongs to Biointégra Inc.

12.

All parties acknowledge that 9126-2238 Québec Inc. is and remain the sole property of Louis Nadeau and was part of the deal between Terra Nostra and Corporation CCIP signed on March 26th, 2003.

13.

Terra Nostra warrant that they had the full right and authority to transfer the property of 9126-2238 Québec Inc. to Louis Nadeau on March 26th, 2003. Terra Nostra also acknowledge that all fees required at the time of the contract on March 26th 2003 have been paid.

14.

Effective date. The parties hereto agree by the present, that this Amendment shall effective as of April 1st, 2004.

15.

The parties hereby agree that the respective representations and warranties set forth in the Agreement are true and correct as of the time that this Amendement is executed. None of the representations or warranties to Terra Nostra contained herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

16.

Binding Agreement.  Upon acceptance of the terms of this Agreement by the parties hereto, this Agreement shall be deemed to constitute and shall be a legally valid and binding agreement.

17.

Further Assurances.  The parties hereto agree to execute and deliver or cause to be executed and delivered all such further documents and instruments and do all such acts and things as either party may reasonably request to give full effect to the terms and conditions, intent and meaning of this Agreement.

18.

Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto and in respect of the matters referred to herein and there are no representations, warranties, covenants, agreements, express or implied, collateral hereto other than as expressly set forth or referred to herein.

19.

Time of the Essence.  Time shall be of the essence of this Agreement.

20.

Applicable Law and Attornment.  This Agreement shall be governed and interpreted in accordance with the laws of the State of Nevada and the parties hereto irrevocably attorn to the non-exclusive jurisdiction of the courts of the State of Nevada.

21.

Enurement.  This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

22.

Notice.  Any notice, request, demand or other communication to be given under this Agreement will be in writing and shall be delivered by hand or by telecopy to the party at the following respective addresses:

To Terra Nostra:

Terra Nostra Technology Ltd.

2160, de la Montagne, suite 720

Montreal (Quebec) H3G 2T3

Facsimile Number: (514) 845-0883

To Quebec Inc.:

9126-2238 Québec Inc.

315, rue MacDonald, suite 302,

St-Jean-Sur-Richelieu (Québec), J3B 8J3

Facsimile Number: (418) 627-1818

To Nadeau:

Louis Nadeau

1241 Chemin de Sault, St-Romauld,

Quebec, G6W 2N2

To Finklestein:

Finklestein Capital Inc.

1000 de la Gauchetiere West, Suite 2400,

Montreal, Quebec H3B 4W5

To Lamontagne:

Philippe Lamontagne

1241 Chemin de Sault, St-Romauld,

Quebec, G6W 2N2

To Fournier:

Marc Fournier

1241 Chemin de Sault, St-Romauld,

Quebec, G6W 2N2

22.

Counterparts.  This Agreement may be executed in any number of counterparts with the same effect as if all the parties hereto had signed the same agreement and all counterparts will be construed together and constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

TERRA NOSTRA TECHNOLOGY LTD. a

9126-2238 QUÉBEC INC., a Québec

Nevada corporation

corporation

By:/s/ Regis Bosse

By:/s/ Louis Nadeau

Name: Régis Bossé

Name: Louis Nadeau

Title: President

Title: President

/s/ Louis Nadeau

/s/ Philippe Lamontagne

Louis Nadeau

Philippe Lamontagne

/s/ Marc Fournier

/s Francis Mailhot

Marc Fournier

Finklestein Capital Inc

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